UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13507	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (435) 615-0340
N/A
(Former name or former address, if changed since last report.)
                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
                ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
                ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
                ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
                ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
                On July 31, 2007, American Skiing Company (the “Company”) failed to redeem all of its outstanding shares of Series C-1 Convertible Participating Preferred Stock (the “Series C-1 Preferred Stock”) and Series C-2 Preferred Stock (the “Series C-2 Preferred Stock” and, together with the Series C-1 Preferred Stock, the “Series C Preferred Stock”) held by Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Oak Hill Securities Fund, L.P., Oak Hill Securities Fund II, L.P., Oak Hill Securities Fund Liquidating Trust and OHCP Ski, L.P., which it was required to redeem on July 31, 2007 for cash in the amount of the liquidation preference of such shares, to the extent the Company has funds legally available to do so. The Series C Preferred Stock was issued pursuant to Certificates of Designations of the Company for its Series C-1 Preferred Stock and its Series C-2 Preferred Stock. On July 31, 2007, the Series C Preferred Stock had an aggregate liquidation preference of approximately $413.9 million. As a result of the failure to redeem, the liquidation preference of the outstanding shares of Series C-1 Preferred Stock will continue to accrete in value at a rate of 12% per annum and the liquidation preference of the outstanding shares of Series C-2 Preferred Stock will continue to accrete in value at a rate of 15% per annum. The Company believes that it will not be able to pay in full the liquidation preference of the outstanding shares of Series C Preferred Stock because it does not believe that it will be able to generate sufficient proceeds from its operations and the sale of its remaining assets to do so. The Company has adopted a plan of complete dissolution and liquidation of the Company. Holders of the Company’s common stock, par value $0.01 per share, and Class A common stock, par value $0.01 per share, are not expected to receive any payment or distribution with respect to their shares pursuant to the Company’s plan of dissolution after it makes payments to its creditors and the holders of the Series C Preferred Stock.
                The Company and the holders of the Series C Preferred Stock have had numerous discussions regarding the status of the Series C Preferred Stock. The Company expects that the foregoing matters will have no impact on the Company’s continuing operations or the status of currently pending transactions regarding the Company’s resorts.
SIGNATURES
                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2007	American Skiing Company

	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and General Counsel

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